Accountants and                                        Grant Thornton
Management Consultants
Grant Thornton LLP
The US Member Firm of
Grant Thornton International


July 18, 2001

Securities and Exchange Commission
Washington, D.C.  20549

Re:   Ambassador Food Services Corporation
      File No. 0-1744

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Ambassador Food Services Corporation dated July 13, 2001, and agree with the statements concerning our Firm contained therein.

Very truly yours,



/s/ Grant Thornton LLP




















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